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                                                                    Exhibit 7.2

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of June ___, 1998 (the "Agreement"), is made by and among Cumulus Media Inc., an Illinois corporation (the "Company"), NationsBanc Capital Corp. ("NationsBanc"), Heller Equity Capital Corporation ("Heller"), the State of Wisconsin Investment Board ("SWIB") and The Northwestern Mutual Life Insurance Company ("NML"). Each of NationsBanc, Heller, SWIB and NML and their respective transferees (as provided in Section 7(f)) shall sometimes be referred to herein as a "Shareholder" and collectively as the "Shareholders".

                                R E C I T A L S:

         WHEREAS, the Shareholders and Cumulus Media, LLC, a Wisconsin limited liability company ("Media LLC"), are parties to that certain Amended and Restated Registration Rights Agreement dated as of November 14, 1997 (the "Media LLC Registration Rights Agreement") pursuant to which Media LLC agreed to provide the Shareholders with certain registration rights; and

         WHEREAS, Media LLC currently holds all of the issued and outstanding common stock of the Company; and

         WHEREAS, Media LLC is to be dissolved and all of the shares of common stock of the Company held by Media LLC are to be distributed to the Shareholders in a liquidating distribution; and

         WHEREAS, the Company intends to consummate an initial public offering of its Class A Common Stock; and

         WHEREAS, the Media LLC Registration Rights Agreement contemplates that in the event of an initial public offering of equity securities by the Company, the Company would enter into a registration rights agreement with the Shareholders on terms similar to those set forth in the Media LLC Registration Rights Agreement prior to the consummation of such initial public offering; and

         WHEREAS, the Company and the Shareholders have agreed to enter into this Registration Rights Agreement to set forth the registration rights to be provided to the Shareholders by the Company.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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         1.       Definitions. The following capitalized terms have the
following meanings:

         Class A Common Stock: The Class A Common Stock, $.01 par value per share, issued by the Company.

         Class B Common Stock: The Class B Common Stock, $.01 par value per share, issued by the Company.

         Class C Common Stock: The Class C Common Stock, $.01 par value per share, issued by the Company.

         Commission: The United States Securities and Exchange Commission or any other United States federal agency administering the Securities Act or the Exchange Act.

         Common Stock: Class A Common Stock and/or Class B Common Stock and/or Class C Common Stock and any securities issued thereafter with respect to such Common Stock by way of a stock dividend, stock split, or in connection with a combination of shares, recapitalization, merger, share exchange, consolidation or similar transaction.

         Exchange Act: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as in effect from time to time.

         NASD: The National Association of Securities Dealers, Inc. and any successor organization.

         Person: An individual, corporation, partnership, limited liability company, association, joint-stock company, trust where the interests of the beneficiaries are evidenced by a security, unincorporated organization, estate, governmental or political subdivision thereof or governmental agency.

         Public Offering: The closing of an underwritten public offering of Class A Common Stock, or securities convertible into or exchangeable or exercisable for Class A Common Stock, registered with the Commission under the Securities Act.

         Registrable Securities: Shares of Class A Common Stock that (i) are owned by any Shareholder immediately after the dissolution of Media LLC and any securities issued thereafter with respect to such Class A Common Stock by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, share exchange, consolidation or similar transaction, or (ii) are issued to any Shareholder upon conversion of any Class B Common Stock owned by such Shareholder immediately after the dissolution of Media LLC (or upon conversion of any Class C Common Stock received by such Shareholder upon conversion of any Class B Common Stock owned by such Shareholder immediately after the dissolution of Media LLC), and any securities issued thereafter with respect to such Class B Common Stock or Class C Common Stock by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, share exchange, consolidation or similar transaction.


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         Registration Statement: A registration statement provided for in
Section 6 of the Securities Act under which securities are registered under the Securities Act, together with any preliminary, final or summary prospectus contained therein, any amendment or supplement thereto, and any document incorporated by reference therein.

         Securities Act: The United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Terms defined in the Exchange Act or the Securities Act and not otherwise defined herein have the meanings herein as therein defined.

         2.       Demand Registration.

                  (a) Right to Demand. After the date of the initial Public Offering, or, if earlier, the date on which the Company first becomes subject to the reporting obligations under Section 13(a) of the Exchange Act, the holders of Registrable Securities shall have the right, exercisable by written notice to the Company signed by (i) Person(s) holding more than 25% of the Registrable Securities outstanding in the case of the first notice, (ii) in the case of the second notice, Person(s) holding more than 25% of the Registrable Securities outstanding, excluding Registrable Securities held by the Person(s) initiating the first notice, and (iii) in the case of the third notice, Person(s) holding more than 20% of the Registrable Securities, excluding Registrable Securities held by Person(s) initiating the first or second notice, to request that the Company effect the registration under the Securities Act of all or part of such Person(s)' Registrable Securities (a "Demand Registration"); provided, however, that excluding any Demand Registration under Section 2(d) hereof, the holders of Registrable Securities shall only have the right to make three (3) requests for a Demand Registration. Upon receipt of such notice, the Company shall, as expeditiously as reasonably possible and in any event, within ten (10) days of receipt of such notice, give written notice of such Demand Registration to all registered holders of Registrable Securities, and shall use all commercially reasonable efforts to effect all such registrations under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations of any governmental agencies and authorities applicable to the Company, including the relevant blue sky or other state securities laws) of:

                  (i) the Registrable Securities that the Company has been requested to register as specified in the demand given pursuant to this
         Section 2(a) (including, without limitation, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act); and

                  (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof, by written request given to the Company within thirty (30) days after the giving of such written notice by the Company,


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all to the extent required to permit the disposition of the Registrable
Securities so to be registered.

                  (b) Selection of Underwriters. The underwriters of any underwritten offering pursuant to a Demand Registration shall be selected by the Company, subject, however, to the approval of the holders of Registrable Securities participating in such Demand Registration, which approval shall not be unreasonably withheld; provided, however, that the holders of the Registrable Securities shall not be required to pursue an underwritten offering upon exercise of the Demand Registration.

                  (c) Participation in Demand Registrations. If the managing underwriter advises the Company in writing, with a copy to the Shareholders that, in its opinion, the number of Registrable Securities requested to be included in a Demand Registration exceeds what can be sold in such offering without a material adverse effect on the offering, then the Company will advise the Shareholders and will include in such Demand Registration up to the maximum number of Registrable Securities requested to be included in such Demand Registration which the managing underwriter advises the Company can be sold in such offering and such Registrable Securities shall be allocated among the holders of Registrable Securities who have requested to be included in such Demand Registration, pro rata among such Persons on the basis of the number of Registrable Securities requested to be included in such Registration. If any holder of Registrable Securities disapproves of the number of reduced Registrable Securities that can be included on behalf of such holder, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Shareholders.

                  (d)   Additional Demand Registrations.

                  (i) If the Company effects the registration of less than all of the Registrable Securities requested to be included in a Demand Registration under Subsection 2(a) solely as a result of the operation of Subsection 2(c), the holders of such Registrable Securities may at any time request an additional Demand Registration with respect to such Registrable Securities (which Demand shall not count as the second or third Demand Right contemplated in Section 2(a)), provided that at least six (6) months have elapsed since the effective date of the most recent Demand Registration. Any such Demand Registration shall be requested and effected in the manner and subject to the procedures that applied with respect to the Demand Registration which was the subject of the cutback in Subsection 2(c).

                  (ii) If the no-action request being submitted by Media LLC to the Commission results in a finding that NationsBanc is unable to "tack" the holding period of Media LLC to its own holding period with respect to the shares of Common Stock distributed to NationsBanc upon dissolution of Media LLC, then NationsBanc shall have the right, exercisable by written notice to the Company and in addition to any rights provided under Section 2(a) hereof, to request that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by NationsBanc; provided, however, that NationsBanc shall only have the right to make one (1) request for an


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         additional Demand Registration under this Section 2(d)(ii). Upon receipt of such notice, the Company shall, as expeditiously as reasonably possible and in any event within ten (10) days of receipt of such notice, give written notice of such additional Demand Registration to all other registered holders of Registrable Securities, and shall use all commercially reasonable efforts to effect all such registrations under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations of any governmental agencies and authorities applicable to the Company, including the relevant blue sky or the state securities laws) of (x) the Registrable Securities that the Company has been requested to register as specified in the demand given by NationsBanc pursuant to this Section 2(d)(ii); and (y) all other Registrable Securities that the Company has been requested to register by the other holders of Registrable Securities, by written request given to the Company within thirty (30) days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities so to be registered. The underwriters shall be selected in accordance with Section 2(b). If the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such additional Demand Registration exceeds what can be sold in such offering without a material adverse effect on the offering, then the Company will advise the Shareholders and will include in such Demand Registration up to the maximum number of Registrable Securities requested to be included in such Demand Registration which the managing underwriter advises the Company can be sold at such offering and such Registrable Securities shall be allocated first to NationsBanc to the extent set forth in its notice of Demand Registration and second, among the holders of Registrable Securities other than NationsBanc who have requested to be included in such Demand Registration, pro rata among such persons on the basis of the number of Registrable Securities requested to be included in such registration. If the no-action request submitted to the Commission results in a finding that NationsBanc may tack the holding period of Media LLC to its own holding period with respect to the shares of Company Common Stock received upon dissolution of Media LLC, the provisions of this Section 2(d)(ii) shall be null and void and of no force or effect.

                  (e) Restrictions on Demand Registrations. The Company may postpone for up to (but not exceeding) six (6) months the filing or the effectiveness of a Registration Statement for a Demand Registration, whether pursuant to Subsection 2(a) or 2(d), if the Company's Board of Directors determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or that the Demand Registration will adversely interfere with other Company events or would require disclosure of material nonpublic information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed; provided that (i) the Company may postpone the filing or effectiveness of a Demand Registration Statement pursuant hereto not more than once during any twelve consecutive month period, and (ii) the Company may postpone or withdraw the filing or effectiveness of a Demand Registration Statement pursuant hereto not more than twice during


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the term of this Agreement. In addition, the Company shall not be required to comply with this Section 2 within one hundred eighty (180) days after the effective date of an initial Public Offering or within ninety (90) days of another Registration Statement subject to this Section 2 or Section 3. In any such event, the holders of Registrable Securities requesting such Demand Registration will be entitled to withdraw their request for the Demand Registration. If the request for the Demand Registration is so withdrawn, such Demand Registration request shall not count as a Demand Registration request hereunder; provided, however, that the holders of Registrable Securities shall not be permitted to request another Demand Registration until such postponement would have ended had the request not been withdrawn. The Company shall reimburse each holder of Registrable Securities for all costs and expenses reasonably incurred by it in connection with a proposed and withdrawn Demand Registration.

                  (f) Other Registration Rights. The Company shall not, without the prior written consent of the holders of 75% of the then outstanding Registrable Securities, grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, if such rights could reasonably be expected to conflict with or be in parity with, the registration rights of the holders of Registrable Securities granted hereunder. The granting by the Company of registration rights to a third party shall not be deemed to be in conflict or parity with the registration rights of the holders of Registrable Securities granted hereunder as long as the provisions of Section 3(c) hereof are complied with at all times during which the piggyback registration rights provided to the Shareholders under said Section 3 are in effect and have not been terminated in accordance with Section 3(d) hereof.

                  (g) Effective Registration Statement. Before filing a Registration Statement or any amendments or supplements thereto, the Company will (i) furnish to the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed, which documents will be subject to the review of the holders and their counsel (which review shall be conducted at the Company's expense except that in no event shall the Company be required to pay the expenses of more than one counsel for the holders of Registrable Securities), and (ii) give the holders of the Registrable Securities to be included in such Registration Statement and their representatives, at the Company's expense (except that in no event shall the Company be required to pay the expenses of more than one counsel for the holders of Registrable Securities), the opportunity to conduct a reasonable investigation of the records and the business of the Company and to participate in the preparation of any such Registration Statement or any amendments or supplements thereto. With respect to any registrations requested pursuant to Sections 2(a) or 2(d), the Company may include in such registration any other equity securities of the Company, subject to the restrictions set forth in Section 2(f). A Demand Registration pursuant to this Section 2 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and the sale of Registrable Securities contemplated thereby (if underwritten) has been consummated (unless not consummated for any reason not due to any action or failure to act by the Company or because of a material adverse change with respect to the Company), or (ii) if after it has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason.


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         3.       Piggyback Registration.

                  (a) Right to Piggyback. If the Company at any time proposes to register any securities under the Securities Act (other than registrations on Form S-4 or S-8 or the equivalent thereof) with respect to a Public Offering (whether for its own account or for the account of other security holders) and the form of Registration Statement to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intent to do so and the proposed method of distribution, which notice shall state whether such registration has been initiated by the Company (a "Company Registration") or by another Person (a "Third-Party Registration"). Within thirty (30) days after receipt of such notice, any holder of Registrable Securities may by written notice to the Company request the registration by the Company under the Securities Act of Registrable Securities in connection with such proposed registration by the Company under the Securities Act of securities (a "Piggyback Registration"). Such written notice to the Company shall specify the Registrable Securities intended to be disposed of by such holders. Upon receipt of such request, the Company will use all commercially reasonable efforts to register under the Securities Act all Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition of the Registrable Securities so to be registered in accordance with the proposed method of distribution; provided, however, that if at any time after giving notice of its intent to register securities and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give notice of such determination to the holders of Registrable Securities requesting such Piggyback Registration, and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay registration expenses pursuant to Section 5 hereof) without prejudice, however, to the rights of any holder(s) of Registrable Securities entitled to do so to request that such registration be effected as a Demand Registration under Section 2 hereof, and (ii) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any Demand Registration upon request under Section 2 hereof.

                  (b) Selection of Underwriters. The underwriters, if any, of any offering pursuant to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

                  (c) Participation in Piggyback Registrations. If the managing underwriter informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering: first,

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all securities proposed by the Company to be sold for its own account;
second, such other securities (if any) proposed to be included as a result of the exercise of demand registration rights by the holders thereof; third, such Registrable Securities requested by the holders thereof to be included in such Piggyback Registration, pro rata on the basis of the number of shares of such Registrable Securities requested to be included in such Registration Statement; and fourth, such other securities requested to be included therein pro rata on the basis of the number of shares of such other securities requested to be included in the Registration Statement.

                  (d) Termination of Piggyback Rights. The piggyback registration rights provided to the Shareholders under this Section 3 shall terminate as to any Shareholder at such time as such Shareholder is permitted to dispose of all of its Registrable Securities in any six (6) month period under Rule 144 of the Securities Act (including Rule 144(k)).

         4.       Registration Procedures.

                  (a) Company Covenants. Whenever the Company is hereunder required to use all commercially reasonable efforts to effect the registration under the Securities Act of any Registrable Securities as provided in Section 2 or 3, the Company will:

                  (i) prepare and file (in the case of a Demand Registration, within forty-five (45) days of the initial notice from the requisite holders of Registrable Securities) with the Commission the requisite Registration Statement to effect such registration and thereafter use all commercially reasonable efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Subsection 3(a), its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (a) such time as all such securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and (b) the expiration of one hundred eighty (180) days from the date such Registration Statement first becomes effective (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of any event described in Section 4(a)(v)(a) or (b) or 4(a) (vii)), at which time the Company shall have the right to deregister any of such securities which remain unsold;

                  (iii) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of the Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement and any other prospectus filed under Rule 424


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         under the Securities Act, in conformity with the requirements of the
         Securities Act, and such other documents as such seller may reasonably request;

                  (iv) use all commercially reasonable efforts to register or qualify all securities covered by such Registration Statement under such other securities or blue sky laws of jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

                  (v) se all commercially reasonable efforts to (a) obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or sales thereunder at the earliest possible time and (b) cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the seller thereof to consummate the disposition of such Registrable Securities;

                  (vi) in connection with any registration pursuant to this Agreement, furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, of:

                        (a) an opinion of counsel for the Company dated the effective date of the Registration Statement (and dated the closing date under any underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                        (b) a "comfort letter" or a "procedures letter" dated the effective date of the Registration Statement (and dated the date of the closing under any underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement and, in the case of the "comfort letter," with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and, in the case of the legal opinion, such other legal matters, and, in the case of the "comfort letter," such other financial matters, as such seller or the underwriter may reasonably request;


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                  (vii) at any time when a prospectus relating thereto is
         required to be delivered under the Securities Act, notify each seller of Registrable Securities covered by such Registration Statement promptly after the Company discovers that the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

                  (x) use all commercially reasonable efforts to list all Registrable Securities covered by such Registration Statement on a securities exchange on which similar securities issued by the Company are then listed and shall take any other action necessary or advisable to facilitate the disposition of such Registrable Securities;

                  (xi) use all commercially reasonable efforts to facilitate timely preparation and delivery (under regular-way settlement procedures) of certificates representing Registrable Securities to be sold free of restrictions; and

                  (xii) take all steps reasonably necessary to assure compliance with any applicable provisions of the Investment Company Act of 1940, as amended, including, but not limited to, registration of the Company, or the election on behalf of the Company to be regulated as a business development company, under that Act.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities (which, in the case of a non-underwritten offering, may include sales under Rule 144 under the Securities
Act) as the Company may reasonably request, in writing. Any Person participating in any Demand Registration or Piggyback Registration must (a) agree to sell their Registrable Securities on the basis provided in the underwriting agreement, if any, and (b) complete and execute all documents required under this Agreement or the underwriting agreement, if any.

Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph (vii) of this Subsection 4(a),


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such holder will discontinue immediately such holder's disposition of securities pursuant to the Registration Statement until such holder receives copies of the supplemented or amended prospectus contemplated by such subparagraph (vii) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (b) Underwriting Agreements. The Company will enter into an underwriting agreement with the underwriters for any underwritten offering pursuant to a Demand Registration or Piggyback Registration if requested by the holders of Registrable Securities and the underwriters to do so. The underwriting agreement will contain such representations and warranties by the Company and such other terms as are generally prevailing at such time in underwriting agreements. The holders of Registrable Securities to be distributed by the underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations, warranties, and other agreements by the Company to and for the benefit of the underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any representations required by law.

                  (c) Holdback Agreement. Each holder of Registrable Securities agrees by acquisition of such holder's Common Stock not to effect any public sale or distribution of any Registrable Securities during the thirty (30) days prior to and the one hundred eighty (180) days after the initial Public Offering or ninety (90) days after any other underwritten (firm commitment or best efforts) Public Offering, Demand Registration or Piggyback Registration has become effective, except as part of such Public Offering, Demand Registration or Piggyback Registration, as the case may be, unless the managing underwriter of the Public Offering, Demand Registration or Piggyback Registration otherwise agrees to such sale or distribution. Notwithstanding the foregoing, it is acknowledged and agreed that the immediately preceding sentence shall not prohibit Heller or NML from effecting any public sale or distribution of any Registrable Securities during the one hundred eighty (180) day period after the initial Public Offering.

                  (d) Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, the underwriters, if any, and their respective counsel and accountants, the opportunity to participate in preparing the Registration Statement. The
Company will also give each of such Persons such access to its books and records and opportunities to discuss the business of the Company with the Company's officers and independent public accountants who have certified the Company's financial statements as shall, in the opinion of such holders' and such under-writers' respective counsel, be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) Rule 144. From and after the date of the initial Public Offering, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act to enable the holders thereof to sell their Registrable Securities without registration under the Securities Act and within the exemptions provided under the Securities Act by Rule 144 or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Registration Expenses. The Company will bear all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, qualifying and NASD fees, all securities and blue sky compliance fees and expenses (including related legal fees and disbursements and other expenses pertaining thereto), all word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, all Company general and administrative expenses, all Company counsel and accountants fees and disbursements, all special audit, financial statement and reconstruction costs, all comfort letter costs, the reasonable fees and disbursements of one counsel acting on behalf of the sellers of the Registrable Securities being registered, all underwriter fees and disbursements customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distribution), all "road show" expenses and allocations and the expense for other Persons retained by the Company, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, and fees for more than one special counsel to the sellers of Registrable Securities, which shall be borne by the sellers of the Registrable Securities being registered on a pro rata basis based on the number of Registrable Securities sold by each of them or upon such other basis upon which such sellers may mutually agree.

         6.       Indemnification.

                  (a) Indemnification by the Company. In the event of any Demand Registration or Piggyback Registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by the Registration Statement with respect thereto, such seller's partners, directors, trustees, officers, advisors, employees and agents, and each Person who controls or is controlled by such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such seller, partner, director, officer, or controlling Person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Registrable Securities were sold (including all documents incorporated therein by reference) as originally filed or in any amend-ment thereto, any preliminary or final prospectus contained therein or any amendments or supplements thereto, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of any rule or regulation promulgated pursuant to any federal, state or common law rule, including, without limitation, the Securities Act, applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, qualification or compliance, and the Company will reimburse each such indemnified Person for expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon and in strict conformity with information furnished to the Company by such Person through an instrument duly executed by such Person specifically stating that it is for use in the preparation thereof. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any Registration Statement, that the Company receive an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 6) the Company, its directors, its officers, and each other Person who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such Registration Statement. The prospective sellers' obligation to indemnify will be several, not joint and several, among such sellers and the liability of each such seller of Registrable Securities shall be in proportion to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding the foregoing, the liability of any such seller shall not exceed an amount equal to the proceeds realized by each such seller from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Subsection 6(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is materially prejudiced by the failure to give such notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, unless a conflict of interest exists between such indemnified and indemnifying parties that would make representation by the same counsel inappropriate in the circumstances. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld or delayed) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and the legal expenses (if allowed under the previous sentence). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or imposes action or limitation on action on such indemnified party.

                  (d) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred upon submission of reasonably sufficient documentation that such expenses have been incurred.

                  (e) Contribution. If the indemnification provided for in this Agreement shall for any reason be unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage, expense or liability, or any action in respect thereof, referred to herein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company and the Shareholders, respectively, with respect to the statements or omissions which resulted in such loss, claim, damage, expense or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of each party shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholder, the interest of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholders agree that it would not be just and equitable if contributions pursuant to this Agreement were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Agreement shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions herein, a Shareholder shall not be required to contribute any amount in excess of the amount by which the proceeds received by the Shareholder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of any damage which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the Exchange Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.       Miscellaneous.

                  (a) Effectiveness. This Agreement shall become effective only upon the distribution by Media LLC of all shares of Common Stock of the Company held by it to the Shareholders and the other members of Media LLC as and to the extent provided in the Agreement Regarding Dissolution dated as of June 29, 1998 among Cumulus Media, LLC, the Shareholders, QUAESTUS Management Corporation, DBBC of Georgia, LLC, Richard Bonick and William Bungeroth. If, for any reason, such dissolution has not occurred on or before July 15, 1998, this Agreement shall be null and void and of no force or effect. Upon this Agreement becoming effective, the Media LLC Registration Rights Agreement shall be deemed terminated and of no further force or effect.

                  (b) Initial Public Offering. Subject to the terms and provisions of the Operating Agreement, nothing in this Agreement shall otherwise create any obligation on the part of the Company to effect an initial Public Offering.

                  (c) Amendments and Waivers. This Agreement may be amended or waived by the consent of the Company and each of the Shareholders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Subsection 7(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

                  (d) Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of (i) any action by holders of Registrable Securities pursuant to this Agreement and (ii) any determination of number of Registrable Securities held by any holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances of such beneficial owner's ownership of such Registrable Securities.

                  (e) Notices. Any consent, notice or other communication provided for hereunder shall be in writing and shall be deemed given or made:
(i) when delivered in person; (ii) one (1) business day after delivered via reputable overnight courier service or guaranteed next day service; or (iii) upon confirmation of delivery when sent by facsimile transmission to a Person at the address or facsimile number as shown in the records of the Company. The following shall be prima facie evidence of the giving or making of any notice in accordance with the provisions of this Section 7(e): (i) in the case of personal delivery, an affidavit, executed by the person effecting personal delivery, of the giving or making of such notice; (ii) in the case of a courier service, a certificate of delivery by the courier service; and
(iii) in the case of a facsimile transmission, an electronically generated written confirmation of the successful transmission thereof. Any notice to be given or made to any Shareholder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report shall be deemed conclusively to have been fully satisfied, upon sending of such notice to the Shareholder at his address or facsimile number shown in the records of the Company. If any notice to a Person at the address of such Person appearing in the books and records of the Company is returned by the United States Postal Service or overnight courier service marked to indicate that the United States Postal Service or overnight courier service has been unable to deliver it, such notice and any subsequent notices, shall be deemed to have been duly given or made without further mailing (until such time as such person notifies the Company of a change in his address) if they are available for the Person at the principal office of the Company for a period of one (1) year from the date of the giving or making of such notice.

                  (f) Assignment. This Agreement is personal to the parties hereto and not assignable and may not be enforced by any subsequent holder of securities of the Company; provided, however, that upon execution and delivery to the Company of a commitment to be bound by the terms of this Agreement, this Agreement may be assigned to, and may be enforced by, a transferee of Registrable Securities, which transferee shall thereupon have all of the rights and obligations of its transferor hereunder.

                  (g) Descriptive Headings. The descriptive headings of the sections and paragraphs of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. The rights and duties of the parties hereto under this Agreement shall be governed by the law of the State of Wisconsin.

                  (i) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any state thereof having jurisdiction.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               CUMULUS MEDIA INC.


                               By:  ______________________________________
                                    Richard W. Weening, Executive Chairman



                               THE STATE OF WISCONSIN INVESTMENT BOARD


                               By:  __________________________________________
                                    Jon Vanderploeg, Portfolio Manager



                               NATIONSBANC CAPITAL CORP.


                               By: ___________________________________________
                                   Robert H. Sheridan III, Senior Vice President



                               HELLER EQUITY CAPITAL CORPORATION


                               By:  ___________________________________________
                                                                       (Title)



                               THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                               By:  ___________________________________________
                                                                       (Title)